Exhibit 99.1

USA Technologies Reports Third Quarter Fiscal Year 2020 Results

MALVERN, Pa -- June 24, 2020 -- USA Technologies, Inc. (OTC:USAT) (“USAT” or the “Company”), a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market, today reported results for the third quarter fiscal year 2020 ended March 31, 2020.

“Capitalizing on its deep user base and industry leading technology, USA Technologies has begun to reestablish a foundation for growth in the midst of a challenging economic environment,” said Sean Feeney, Chief Executive Officer, USA Technologies. “As we all begin to recover from the COVID-19 shutdown, our priority continues to be the safety and well-being of all of our employees, as well as our customers, partners and shareholders. While the world gets back to business as usual USA Technologies has a new board and new management, and as part of this renaissance, we are focusing on the stability, growth and competitive positioning of our Company.”
As part of the new management initiatives, the Company has been re-organized into three different groups: Finance and Administration, Revenue and Customer Success; and Product, Technology, and Operations. Finance and Administration is led by Michael Wasserfuhr. Anant Agrawal, has been named Chief Revenue Officer, and as such will lead the Revenue and Customer Success organization. Jeff Vogt has been promoted to Chief Operating Officer and will lead Product, Technology and Operations.

Third quarter Fiscal 2020 Financial Highlights:

•	Revenue of $43.1 million, increased 14.3% year-over-year
o	License and transaction fee revenue of $35.0 million, increased 10.9% year-over-year
o	Equipment revenue of $8.1 million, increased 31.5% year-over-year
•	Net new connections of 34,000 bring total connections to 1,289,000
•	Gross margin of 25.5% compared with 26.4% in the prior year period
o	License and transaction gross margin of 36.4% increased from 35.6% in the prior year period
o	Equipment gross margin of (21.1)% compared with (20.3)% in the prior year period
•	Operating loss of $(10.2) million compared to operating loss of $(3.7) million in the prior year period
•	Net loss of $(9.6) million, or $(0.15) per basic share compared to net loss of $(4.6) million, or $(0.08) per basic share in the prior year period
•	Non-GAAP net loss of $(7.0) million, or $(0.11) per share compared to non-GAAP net loss of $(1.5) million, or $(0.02) per share in the prior year period
•	EBITDA of $(7.4) million compared to $(1.8) million in the prior year period
•	Adjusted EBITDA of $(5.9) million compared to $0.2 million in the prior year period
•	Ended the quarter with $25.9 million in cash and cash equivalents

Fiscal Year 2020 Outlook:
As previously disclosed on May 7, 2020 on Form 8-K, given the uncertainty surrounding the magnitude and duration of COVID-19 on our business, management has withdrawn its guidance and will not be issuing further guidance until the full impact of COVID-19 is better understood.

Webcast and Conference Call
USA Technologies will host a conference call and webcast at 4:30 p.m. Eastern Time today. To participate in the conference call, please dial (866) 393-1608 approximately 10 minutes prior to the call. International callers should dial (224) 357-2194. Please reference conference ID # 2281328.  A live webcast of the conference call will be available at https://usatechnologiesinc.gcs-web.com/events-and-presentations. Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software.

A telephone replay of the conference call will be available from 7:30 p.m. Eastern Time on June 24, 2020 until 7:30 p.m. Eastern Time on June 26, 2020 and may be accessed by calling +1 (855) 859-2056 (domestic dial-in) or +1 (404) 537-3406 (international dial-in) and reference conference ID # 2281328.

An archived replay of the conference call will also be available in the investor relations section of the company's website.

About USA Technologies
USA Technologies, Inc. is a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market. USAT is transforming the unattended retail community by offering one integrated solution for payments processing, logistics, and back-office management. The Company’s enterprise-wide platform is designed to increase consumer engagement and sales revenue through digital payments, digital advertising and customer loyalty programs, while providing retailers with control and visibility over their operations and inventory. As a result, customers ranging from vending machine companies, to operators of micro-markets, gas and car charging stations, laundromats, metered parking terminals, kiosks, amusements and more, can run their businesses more proactively, predictably, and competitively.
Discussion of Non-GAAP Financial Measures:
This press release contains certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP (Generally Accepted Accounting Principles). Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are set forth below in Financial Schedule D.
The following non-GAAP financial measures are discussed herein: adjusted EBITDA, non-GAAP net income (loss), and non-GAAP net income (loss) per share. The presentation of these additional financial measures is not intended to be considered in isolation or as a substitute for the financial measures prepared and presented in accordance with GAAP, including the net income or net loss of USAT or net cash provided by (used in) operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with USAT's net income or net loss as determined in accordance with GAAP and are not a substitute for or a measure of the Company’s profitability or net earnings. These non-GAAP financial measures are not required by or defined under GAAP and may be materially different from the non-GAAP financial measures used by other companies. USAT has provided below in Financial Schedule D the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
As used herein, non-GAAP net income (loss) represents GAAP net income (loss) excluding costs or benefits relating to any non-cash portions of the Company’s income tax provision, amortization expense related to our acquisition-related intangibles, non-recurring fees and charges that were incurred in connection with the acquisition and integration of businesses, non-recurring fees and charges that were incurred in connection with the Audit Committee investigation and financial statement restatement activities, class-action litigation or activist related expenses, changes in the fair value of our derivative, and stock-based compensation expense. Management believes that non-GAAP net income (loss) is an important measure of USAT’s business. Non-GAAP net income (loss) is a non-GAAP financial measure which is not required by or defined under GAAP. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of our comparative operating performance. We believe that these non-GAAP financial measures serve as a useful metric for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors’ overall understanding of our current and future financial performance. Additionally, the Company utilizes non-GAAP net income (loss) as a metric in its executive officer and management incentive compensation plans.
As used herein, Adjusted EBITDA represents net income (loss) before interest income, interest expense, income taxes, depreciation, amortization, non-recurring fees and charges that were incurred in connection with the acquisition and integration of businesses, non-recurring fees and charges that were incurred in connection with the Audit Committee investigation and financial statement restatement activities, class action litigation and activist related expenses, changes in the fair value of our derivative, and stock-based compensation expense.
We have excluded the non-cash expense, stock-based compensation, as it does not reflect our cash-based operations. Consistent with the exclusion of debt interest expense from EBITDA, the debt-related derivative gain recorded for the third quarter was also excluded from adjusted EBITDA. We have excluded the non-recurring costs and expenses incurred in connection with business acquisitions in order to allow more accurate comparison of the financial results to historical operations. We have excluded the professional fees incurred in connection with the class action litigation and the activist related matters as well as the non-recurring costs and expenses related to the Audit Committee investigation and financial statement restatement activities because we believe that they represent charges that are not related to our operations. Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance. Additionally, the Company utilizes Adjusted EBITDA as a metric in its executive officer and management incentive compensation plans.

Forward-looking Statements:
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the business strategy and the plans and objectives of USAT's management for future operations, are forward looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward looking statements. Such forward-looking statements are based on the beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the ability of management to accurately predict or forecast future financial results, including earnings or taxable income of USAT; the incurrence by USAT of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the ability of USAT to compete with its competitors to obtain market share; whether USAT's customers continue to utilize USAT's transaction processing, route scheduling, inventory management, and related services, as our customer agreements are generally cancelable by the customer on thirty to sixty days' notice; the risk associated with the currently pending litigation or possible regulatory action arising from the internal investigation and its findings, from the failure to timely file its periodic reports with the Securities and Exchange Commission, from the restatement of the affected financial statements, from allegations related to the registration statement for the follow-on public offering, or from potential litigation or other claims arising from the shareholder demands for derivative actions; whether the application by USAT to relist its securities on The Nasdaq Stock Market LLC (“Nasdaq”) will be granted by Nasdaq or granted in a timely manner; the uncertainties associated with COVID-19, including its effects on the Company’s operations, financial condition, and the demand for the Company’s products and services; failure to comply with the financial covenants of our Term Facility; failure to negotiate amendments to the existing Term Facility or otherwise raise additional capital from other lenders or investors; uncertainties resulting from, among other things, quarantines of employees, customers, consumers, and suppliers, travel restrictions, reduced consumer spending, and closures of customer locations, manufacturing facilities, warehouses and logistics supply chains, associated with COVID-19; the Company’s ability to efficiently and flexibly manage its business and financial resources amid uncertainties related to COVID-19; uncertainty around the duration of the COVID-19 virus’ impact; or whether USAT's existing or anticipated customers purchase, rent or utilize ePort or Seed devices or our other products or services in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

(A) Balance Sheet
(B) Statements of Operations
(C) Statements of Cash Flows
(D) Reconciliation of GAAP to Non-GAAP Financial Measures

-F--USAT

USA Technologies, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
($ in thousands)	March 31, 2020	June 30, 2019

Assets
Current assets:
Cash and cash equivalents	$25,894	$27,464
Accounts receivable, less allowance of $6,952 and $4,866, respectively	18,418	21,906
Finance receivables, net	7,941	6,727
Inventory, net	9,577	11,273
Prepaid expenses and other current assets	2,319	1,558
Total current assets	64,149	68,928

Non-current assets:
Finance receivables due after one year, net	11,541	12,642
Other assets	2,075	2,099
Property and equipment, net	8,293	9,590
Operating lease right-of-use assets	5,903	—
Intangibles, net	23,818	26,171
Goodwill	63,945	63,945
Total non-current assets	115,575	114,447
Total assets	$179,724	$183,375

Liabilities, convertible preferred stock and shareholders’ equity
Current liabilities:
Accounts payable	$24,592	$27,584
Accrued expenses	27,533	23,351
Finance lease obligations and current obligations under long-term debt	381	12,497
Income taxes payable	168	254
Deferred revenue	1,621	1,681
Total current liabilities	54,295	65,367

Long-term liabilities:
Deferred income taxes	86	71
Finance lease obligations and long-term debt, less current portion	12,297	276
Operating lease liabilities, non-current	5,025	—
Accrued expenses, less current portion	450	100
Total long-term liabilities	17,858	447
Total liabilities	72,153	65,814

Commitments and contingencies (Note 13)
Convertible preferred stock:
Series A convertible preferred stock, 900,000 shares authorized, 445,063 issued and outstanding, with liquidation preferences of $20,778 and $20,111 at March 31, 2020 and June 30, 2019, respectively	3,138	3,138
Shareholders’ equity:
Preferred stock, no par value, 1,800,000 shares authorized, no shares issued	—	—
Common stock, no par value, 640,000,000 shares authorized, 64,448,957 and 60,008,481 shares issued and outstanding at March 31, 2020 and June 30, 2019, respectively	396,044	376,853
Accumulated deficit	(291,611)	(262,430)
Total shareholders’ equity	104,433	114,423
Total liabilities, convertible preferred stock and shareholders’ equity	$179,724	$183,375

USA Technologies, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
	Three months ended March 31,		Nine months ended March 31,
($ in thousands, except per share data)	2020	2019	2020	2019
Revenue:
License and transaction fees	$34,961	$31,515	$105,324	$89,919
Equipment sales	8,137	6,189	25,184	16,039
Total revenue	43,098	37,704	130,508	105,958

Costs of sales:
Cost of services	22,244	20,307	66,912	58,141
Cost of equipment	9,856	7,444	28,420	17,371
Total costs of sales	32,100	27,751	95,332	75,512

Gross profit	10,998	9,953	35,176	30,446

Operating expenses:
Selling, general and administrative	20,069	11,156	56,876	31,537
Investigation and restatement expenses	—	1,408	4,303	13,122
Integration and acquisition costs	—	24	—	1,127
Depreciation and amortization	1,107	1,083	3,209	3,359
Total operating expenses	21,176	13,671	64,388	49,145

Operating loss	(10,178)	(3,718)	(29,212)	(18,699)

Other income (expense):
Interest income	411	348	988	1,245
Interest expense	(683)	(913)	(1,981)	(2,518)
Change in fair value of derivative	1,070	—	1,070	—
Total other income (expense), net	798	(565)	77	(1,273)

Loss before income taxes	(9,380)	(4,283)	(29,135)	(19,972)
Benefit (provision) for income taxes	85	(23)	(46)	(60)

Net loss	(9,295)	(4,306)	(29,181)	(20,032)
Preferred dividends	(334)	(334)	(668)	(668)
Net loss applicable to common shares	$(9,629)	$(4,640)	$(29,849)	$(20,700)
Net loss per common share
Basic	$(0.15)	$(0.08)	$(0.48)	$(0.34)
Diluted	$(0.15)	$(0.08)	$(0.48)	$(0.34)
Weighted average number of common shares outstanding
Basic	64,096,778	60,065,053	62,591,947	60,059,594
Diluted	64,096,778	60,065,053	62,591,947	60,059,594

USA Technologies, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Nine months ended March 31,
($ in thousands)	2020	2019
OPERATING ACTIVITIES:
Net loss	$(29,181)	$(20,032)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Non-cash stock based compensation	2,453	1,393
Loss (gain) on disposal of property and equipment	88	(39)
Non-cash interest and amortization of debt discount	1,040	286
Bad debt expense	1,400	1,537
Provision for inventory reserve	(434)	2,699
Depreciation and amortization	5,193	5,899
Non-cash lease expense	1,398	—
Deferred income taxes	15	14
Change in fair value of derivative	(1,070)	—
Changes in operating assets and liabilities:
Accounts receivable	2,088	(6,288)
Finance receivables	(113)	(182)
Inventory	2,204	(5,349)
Prepaid expenses and other assets	(1,045)	(1,545)
Accounts payable and accrued expenses	(414)	(3,836)
Operating lease liabilities	(1,102)	—
Deferred revenue	(60)	(316)
Income taxes payable	(86)	42
Net cash used in operating activities	(17,626)	(25,717)

INVESTING ACTIVITIES:
Purchase of property and equipment, including rentals	(1,711)	(3,156)
Proceeds from sale of property and equipment, including rentals	33	103
Net cash used in investing activities	(1,678)	(3,053)

FINANCING ACTIVITIES:
Proceeds from long-term debt issuance by Antara	14,248	—
Proceeds from equity issuance by Antara	17,879	—
Repayment of revolving credit facility	(10,000)	—
Repayment of finance lease obligations and long-term debt	(2,413)	(22,313)
Payment of debt and equity issuance costs	(1,980)	(135)
Proceeds from exercise of common stock options	—	42
Net cash provided by (used in) financing activities	17,734	(22,406)

Net (decrease) increase in cash and cash equivalents	(1,570)	(51,176)
Cash and cash equivalents at beginning of year	27,464	83,964
Cash and cash equivalents at end of period	$25,894	$32,788

Supplemental disclosures of cash flow information:
Interest paid in cash	$940	$2,321
Income taxes paid in cash	$25	$12
Supplemental disclosures of noncash financing and investing activities:
Equipment and software acquired under finance lease	$—	$5

Reconciliation of Net Loss to Adjusted EBITDA
	Three months ended March 31
($ in thousands)	2020	2019
Net loss	$(9,295)	$(4,306)
Less: interest income	(411)	(348)
Plus: interest expense	683	913
Plus (less): income tax provision (benefit)	(85)	23
Plus: depreciation expense	916	1,143
Plus: amortization expense	784	784
EBITDA	(7,408)	(1,791)
Plus: stock-based compensation	421	421
Less: change in fair value of derivative	(1,070)	—
Plus: litigation related professional expenses	2,138	186
Plus: investigation and restatement expenses	—	1,408
Plus: integration and acquisition costs	—	24
Adjustments to EBITDA	1,489	2,039
Adjusted EBITDA	$(5,919)	$248
Reconciliation of Net Loss to Non-GAAP Net Loss
	Three months ended March 31,
($ in thousands)	2020	2019
Net loss	$(9,295)	$(4,306)
Non-GAAP adjustments:
Non-cash portion of income tax provision	5	5
Amortization expense	784	784
Stock-based compensation	421	421
Change in fair value of derivative	(1,070)	—
Litigation related professional fees	2,138	186
Investigation and restatement expenses	—	1,408
Integration and acquisition costs	—	24
Non-GAAP net loss	$(7,017)	$(1,478)

Reconciliation of Net Loss to Adjusted EBITDA
	Nine months ended March 31,
($ in thousands)	2020	2019
Net loss	$(29,181)	$(20,032)
Less: interest income	(988)	(1,245)
Plus: interest expense	1,981	2,518
Plus: income tax provision	46	60
Plus: depreciation expense	2,840	3,530
Plus: amortization expense	2,353	2,369
EBITDA	(22,949)	(12,800)
Plus: stock-based compensation	2,453	1,393
Less: change in fair value of derivative	(1,070)	—
Plus: litigation related professional expenses	3,367	289
Plus: investigation and restatement expenses	4,303	13,122
Plus: integration and acquisition costs	—	1,127
Adjustments to EBITDA	9,053	15,931
Adjusted EBITDA	$(13,896)	$3,131
Reconciliation of Net Loss to Non-GAAP Net Loss
	Nine months ended March 31,
($ in thousands)	2020	2019
Net loss	$(29,181)	$(20,032)
Non-GAAP adjustments:
Non-cash portion of income tax provision	15	14
Amortization expense	2,353	2,369
Stock-based compensation	2,453	1,393
Change in fair value of derivative	(1,070)	—
Litigation related professional fees	3,367	289
Investigation and restatement expenses	4,303	13,122
Integration and acquisition costs	—	1,127
Non-GAAP net loss	$(17,760)	$(1,718)

Media and Investor Relations Contact:
Alicia V. Nieva-Woodgate
USA Technologies
+1 720.808.0086
anievawoodgate@usatech.com